Exhibit 20.5
Page 1 of 3

                    Navistar Financial 1998 - A Owner Trust
                        For the Month of November 1999
                     Distribution Date of December 15, 1999
                            Servicer Certificate #19

Original Pool Amount                                   $500,864,370.04



Beginning Pool Balance                                 $259,151,164.71
Beginning Pool Factor                                      0.517407866

Principal and Interest Collections:
     Principal Collected                                $11,229,417.08
     Interest Collected                                  $1,997,194.10

Additional Deposits:
     Repurchase Amounts                                          $0.00
     Liquidation Proceeds / Recoveries                     $388,832.71
Total Additional Deposits                                  $388,832.71

Repos / Chargeoffs                                         $339,586.98
Aggregate Number of Notes Charged Off                              121

Total Available Funds                                   $13,553,884.63

Ending Pool Balance                                    $247,643,719.91
Ending Pool Factor                                           0.4944327

Servicing Fee                                              $215,959.30

Repayment of Servicer Advances                              $61,559.26

Reserve Account:
     Beginning Balance  (see Memo Item)                 $14,211,090.35
     Target Percentage                                           5.25%
     Target Balance                                     $13,001,295.30
     Minimum Balance                                    $10,017,287.40
     (Release) / Deposit                                ($1,209,795.05)
     Ending Balance                                     $13,001,295.30

Current Weighted Average APR:                                   9.322%
Current Weighted Average Remaining Term (months):                34.51

Delinquencies                                             Dollars       Notes
     Installments:               1 - 30 days          $1,752,277.97     1,662
                                 31 - 60 days           $429,941.40       364
                                 60+  days              $100,119.02        73

     Total:                                           $2,282,338.39     1,672

     Balances:                   60+  days            $2,068,551.45        73

Memo Item - Reserve Account
     Prior Month                                     $13,605,436.15
+    Invest. Income                                      $59,181.33
+    Excess Serv.                                       $546,472.87
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $14,211,090.35

Exhibit 20.5
Page 2 of 3

Navistar Financial 1998 - A Owner Trust
For the Month of November 1999

                                                                               NOTES
                                                  TOTAL            CLASS A            CLASS B
                                             $500,864,370.04    $483,334,000.00     $17,530,370.04
Original Pool Amount
Distributions:
     Distribution Percentages                                            96.50%              3.50%
     Coupon                                                               5.94%              6.10%

Beginning Pool Balance                       $259,151,164.71
Ending Pool Balance                          $247,643,719.91

Collected Principal                           $11,167,857.82
Collected Interest                             $1,997,194.10
Charge - Offs                                    $339,586.98
Liquidation Proceeds / Recoveries                $388,832.71
Servicing                                        $215,959.30
Cash Transfer from Reserve Account                     $0.00
Total Collections Avail for Debt Service      $13,337,925.33

Beginning Balance                            $259,151,164.71    $250,080,756.85      $9,070,407.86

Interest Due                                   $1,284,007.66      $1,237,899.75         $46,107.91
Interest Paid                                  $1,284,007.66      $1,237,899.75         $46,107.91
Principal Due                                 $11,507,444.80     $11,104,684.23        $402,760.57
Principal Paid                                $11,507,444.80     $11,104,684.23        $402,760.57

Ending Balance                               $247,643,719.91    $238,976,072.62      $8,667,647.29
Note / Certificate Pool Factor                                           0.4944             0.4944
   (Ending Balance / Original Pool Amount)
Total Distributions                           $12,791,452.46     $12,342,583.98        $448,868.48

Interest Shortfall                                     $0.00              $0.00              $0.00
Principal Shortfall                                    $0.00              $0.00              $0.00
     Total Shortfall                                   $0.00              $0.00              $0.00
      (required from Reserve)
Excess Servicing                                 $546,472.87
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                $14,211,090.35
(Release) / Draw                              ($1,209,795.05)
Ending Reserve Acct Balance                   $13,001,295.30

Exhibit 20.5
Page 3 of 3

Navistar Financial 1998 - A Owner Trust
For the Month of November 1999


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                                5                   4                 3                2                 1
                                             Jul-99              Aug-99            Sep-99            Oct-99           Nov-99
Beginning Pool Balance                   $303,217,968.07    $292,641,114.30   $279,636,388.77   $269,652,556.73   $259,151,164.71

A)  Loss Trigger:
    Principal of Contracts Charged Off     $1,173,801.86        $488,305.19       $416,686.00       $922,868.12       $339,586.98
    Recoveries                               $435,605.66      $1,238,162.09     $1,010,509.68       $536,724.81       $388,832.71

Total Charged Off (Months 5, 4, 3)         $2,078,793.05
Total Recoveries (Months 3, 2, 1)          $1,936,067.20
Net Loss / (Recoveries) for 3 Mos            $142,725.85 (a)

Total Balance (Months 5, 4, 3)           $875,495,471.14 (b)

Loss Ratio Annualized  [(a/b) * (12)]           0.19563%

Trigger:  Is Ratio > 1.5%                             No
                                                                                   Sep-99            Oct-99           Nov-99

B)   Delinquency Trigger:                                                       $2,968,199.24     $1,768,830.56     $2,068,551.45
     Balance delinquency 60+ days                                                    1.06145%          0.65597%          0.79820%
     As % of Beginning Pool Balance                                                  1.01187%          0.86700%          0.83854%
     Three Month Average

Trigger:  Is Average > 2.0%                           No

C)   Noteholders Percent Trigger:               2.59577%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                           No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer